UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2009

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2009, the Compensation Committee of the Board of Directors of salesforce.com, inc. (the “Company”) approved changes to the compensation packages of Mr. Marc Benioff, our principal executive officer; Mr. Graham Smith, our principal financial officer; and the following named executive officers: Mr. Jim Steele and Ms. Polly Sumner. The table below sets forth the annual base salary and annual target bonus for the respective executives, and will be effective on February 1, 2010. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Mahalo Bonus Plan. The Company’s Fiscal Year 2011 will be from February 1, 2010 to January 31, 2011.

Name	Annual Base Salary for Fiscal Year 2011	Annual Target Bonus for Fiscal Year 2011
Marc Benioff	$900,000	$900,000
Graham Smith	$480,000	$360,000
Jim Steele	$367,500	$367,500
Polly Sumner	$367,500	$275,625

The Compensation Committee also approved equity grants to Messrs. Benioff, Smith and Steele. Mr. Benioff received an option grant to purchase 300,000 shares of common stock at the fair market value on the grant date, subject to the Company’s standard vesting schedule. Mr. Smith received an option grant to purchase 68,000 shares of common stock at the fair market value on the grant date and 5,667 restricted stock units, subject in each case to the Company’s standard vesting schedule. Mr. Steele received an option grant to purchase 40,000 shares of common stock at the fair market value on the grant date and 3,333 restricted stock units, subject in each case to the Company’s standard vesting schedule. The equity awards were granted pursuant to the Company’s normal granting schedule on November 24, 2009 and followed the Company’s granting schedule for follow-on equity grants to executive officers.

On November 25, 2009, Mr. Kenneth I. Juster resigned from his position as Executive Vice President, Law, Policy, and Corporate Strategy of the Company to pursue other professional opportunities. Mr. Juster’s resignation will be effective February 28, 2010. The resignation is for personal reasons and does not involve any controversy or disagreement with the Company.

In connection with his resignation, Mr. Juster and the Company entered into a Separation Agreement and Release (the “Agreement”). Under the terms of the Agreement, and provided Mr. Juster does not revoke his acceptance of the terms of the Agreement prior to February 28, 2010, Mr. Juster will receive a severance payment of approximately $1,122,500; full payment of his annual bonus for the 2010 fiscal year ended January 31, 2010 in the amount of $236,250; and group health care coverage from March 1, 2010 through January 31, 2011. Under the Agreement, Mr. Juster has agreed to a customary release of any and all claims.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2009	salesforce.com, inc.

/s/ DAVID SCHELLHASE
David Schellhase, Senior Vice President and General Counsel